UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of a Q&A representing an exchange between a Novell employee and Jeff Hawn, Chairman and CEO of Attachmate, which will be posted on December 20, 2010 to OpenSUSE.org, an open source community website funded by Novell.

References to OpenSUSE.org, Novell’s website and Attachmate’s website are included in this filing as textual references for convenience only, and the information in these websites is not incorporated by reference into this filing.

Attachmate Acquisition: What does it mean for SUSE, openSUSE & open source?

—A Q&A with Jeff Hawn, chairman and CEO of Attachmate by Jos Poortvliet, openSUSE Community Manager at Novell

I had a chance to speak with Jeff Hawn, chairman and CEO of Attachmate Corporation about his views and intentions around SUSE and openSUSE. Jeff has commented that SUSE is an important brand and business that he wants to strengthen. What are his thoughts about the community and what does he see for SUSE and openSUSE? Here below are the questions I put forward and Jeff’s current thoughts. —Jos

Open Source

What is Attachmate’s history with open source projects?

Attachmate does not have a corporate track record in the open source business. However, we recognize the importance of open source technology, particularly Linux, and the growing value it brings to enterprises globally. We also recognize and value the openSUSE project, the contribution that the community makes to the SUSE business and most importantly, the many ways in which the community benefits SUSE customers.

At the end of the day, we are a technology company that is customer-driven, made up of engineers and technology enthusiasts. We have a lot of individuals that are long-time users of open source and participants in the open source movement. We recognize and understand what the community has developed, particularly over the last decade, and we are excited to be part of its future.

What is Attachmate’s view of open source software?

Attachmate recognizes that enterprises all over the world are utilizing more open source technology in their infrastructures, data centers and desktops every year. We believe this is a trend that will continue and that’s why we are excited about the Open Platform Solutions business and in particular, the SUSE Linux community.

It is easy for people to assume that because we are not currently in the open source business, we don’t value or understand it. This is far from the case. We are in the business of meeting customer needs and they see great value in utilizing open source technology solutions. Because of its open nature, open source is being adopted by enterprises in all industries around the world. Our intent is to keep it that way and continue to foster what has made it so successful for the Open Platforms Solutions business.

SUSE

Ok, then what is the plan for SUSE?

We cannot speak to specifics until after close, but what we can communicate now is our intention to establish a SUSE business unit on par with the existing Attachmate and NetIQ business units. We believe that establishing SUSE as its own business unit will give greater focus and flexibility to grow within a competitive market. We view SUSE as a well regarded and proven technology in the open source and enterprise Linux community and we want to further build upon that. We intend for SUSE to continue to provide the same high quality open source technology solutions, such as SUSE Linux Enterprise Server, needed to meet users’ demands for scalability, interoperability and cost effectiveness.

What will the SUSE business unit be – what do you mean by “business unit”?

A business unit brings together all the resources, IP, people and infrastructure needed to operate – to build product, deliver solutions and support customers. So, what is known today as Open Platform Solutions will now be centralized within the SUSE business unit. In most respects SUSE will continue to operate as it did as OPS, but will benefit from being a dedicated and more visible brand with a focused business unit behind it.

Does Attachmate intend to immediately sell the SUSE business?

I want to be clear here: all of our efforts will be focused on doing the things necessary to make SUSE the highest performing business with the strongest openSUSE community that we can. This is a healthy, growing dynamic business. We want to continue to nurture this business and grow it. This is why we want to elevate the SUSE brand and operate that part of the business as a distinct unit where it will receive greater visibility and focus.

How do you plan to compete in the Linux market?

We’re excited about SUSE because of the great competitive advantages it already has. With thousands of certified ISV applications, the best interoperability and unsurpassed scalability, it provides the best value and the lowest cost of ownership on the market. Attachmate intends to continue that commitment to high quality and cost-effective solutions.

What are your intentions for open source initiatives sponsored by Novell today?

No decisions have been made regarding any specific projects or sponsorships. Much more integration work needs to happen before discussions of changing the status of individual projects can occur. But we can say that the new SUSE business unit will stay committed to participating in the projects and initiatives that are most important to the SUSE business and its customers.

Will Attachmate continue to support Linux kernel development by employees as Novell has done?

Yes, we will. Key contributions to the Linux kernel are a benefit to everyone in the community. This sort of contribution is a key element of what makes the synergy between business and open source so successful and we intend to continue support it.

openSUSE

Will Attachmate increase or decrease the investments in development and marketing for openSUSE?

There is a lot of integration work to do before those decisions are made and some of that work cannot be done until after the transaction has closed. Our intent is to continue to sponsor and participate in the openSUSE project.

Will this impact the initiative to create an independent foundation for openSUSE?

No decisions on this initiative have been made. This is a complex topic that has been actively debated in the community for some time. We look forward to continuing that discussion with the community after the close of the transaction.

Will Attachmate continue to support the openSUSE conference?

No decisions have been made about the ongoing sponsorship of openSUSE conference. It is simply too early to reach conclusions on specific areas such as this – more integration work and collaboration with the SUSE team is needed. Our overall intent is to maintain the continuity of success we see within the SUSE business and that includes continuing to work closely with the openSUSE community.

Will the acquisition have any other effects on the openSUSE project or community?

We look forward to learning more about the project and working together with the community to figure out what’s working well, what could be done differently or improved. This will be a highly collaborative relationship.

Does Attachmate intend to shut down the openSUSE community project?

No, we don’t. Attachmate intends to continue the sponsorship and collaboration with the openSUSE project. We view the openSUSE project and its extended community as an important part of the overall SUSE business and we value its contributions to the technology that forms the heart of the SUSE offerings (see related statement on the Attachmate website here).

Intellectual Property

What IP assets are being purchased by CPTN Holdings LLC?

Attachmate cannot provide details on the IP assets being purchased, but we can clarify that CPTN is NOT purchasing products. They are purchasing 882 patents and patent applications as described in the initial 8-K filed by Novell.

The purchase does not include the Novell UNIX copyrights (see related statement on the Novell website here). It does not include the product source code or product implementations.

Attachmate would not buy a company and not preserve what is working nor hamper our ability to operate this business. So, SUSE will retain all the technology, rights and IP needed to continue and grow.

Does the purchase by CPTN Holdings impact the openSUSE project or the SUSE enterprise business?

After the merger is complete, the SUSE business unit will retain all the IP and technology rights needed to operate, continue its sponsorship of the openSUSE project and supporting SUSE customers.

What happens to the Novell UNIX copyrights after the sale of IP assets to CPTN Holdings?

No change. The purchase of IP assets by CPTN Holdings does not include the UNIX copyrights and the copyrights will continue to be owned by Novell (see related statement on the Novell website here).

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the patent sale or the merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the patent sale and the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the SEC on December 14, 2010 and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.